UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 29, 2012

TRANSOCEAN LTD.

(Exact name of registrant as specified in its charter)

Switzerland	000-53533	98-0599916
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Chemin de Blandonnet 1214 Vernier, Geneva Switzerland	CH-1214
(Address of principal executive offices)	(zip code)

Registrant’s telephone number, including area code: +41 (22) 930-9000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2007 by Transocean Inc. (File No. 333-75899), on October 18, 2007, a subsidiary of Transocean Ltd. (“Transocean”) acquired a 50% interest in Transocean Pacific Drilling Inc. (the “Joint Venture”), a joint venture formed to operate two ultra-deepwater drillships, the Dhirubhai Deepwater KG1 and the Dhirubhai Deepwater KG2 (the “JV Rigs”). Quantum Pacific Management Limited (“Quantum”), a successor in interest to Pacific Drilling Limited, holds the remaining 50% interest in the Joint Venture.

Pursuant to a put option and registration rights agreement among Transocean, Quantum and the Joint Venture entered into in connection with the formation of the Joint Venture (the “Put Option Agreement”), Quantum has the right to exchange its interest in the Joint Venture for an amount (the “Purchase Price”) to be paid in either Transocean shares or cash, at Quantum’s election (the “Put Option”).

As previously disclosed on a Current Report on Form 8-K filed with the Securities and Exchange Commission on February 29, 2012 by Transocean (File No. 000-53533), on February 29, 2012, Quantum exercised the Put Option.  On March 29, 2012, Quantum elected to receive the Purchase Price in shares, net of Quantum’s share of Joint Venture indebtedness (as defined in the Put Option Agreement). However, prior to the closing of the Put Option Agreement, Quantum may change its election to cash, net of Quantum’s share of Joint Venture indebtedness. At December 31, 2011 outstanding Joint Venture indebtedness was approximately $978 million.

The number of shares (or the amount of cash if Quantum changes its election) will be determined based on appraisals of the fair value of the JV Rigs.  In the case of Quantum receiving shares, the fair value of the JV Rigs will then be increased by a valuation multiple of 1.08 and the number of shares issued will be determined based on a share price of $49.69.

The issuance of the shares will be made pursuant to Section 4(2) of the Securities Act of 1933, as amended, and be exempt from registration with the Securities and Exchange Commission as a transaction not involving any public offering. The Put Option Agreement also grants Quantum certain registration rights with respect to such shares and restricts Quantum’s sale of such shares until the earlier of the first anniversary of the date of issuance thereof or May 29, 2013.

The foregoing description of the Put Option Agreement is not complete and is qualified by reference to the complete document, which was attached as Exhibit 10.1 to the Current Report on Form 8-K filed with the Securities and Exchange Commission on October 24, 2007 by Transocean Inc. (File No. 333-75899) and is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSOCEAN LTD.

Date: April 3, 2012	By	/s/ Eric J. Christ
Eric J. Christ
Authorized Person